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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 9, 1998 (July 2, 1998).
                                                 ---------------------------


                         GENERAL BINDING CORPORATION
           (Exact name of registrant as specified in its charter)


       Delaware                     0-2604                       36-0887470
       --------                     ------                       ----------
(State or other juris-           (Commission                   (IRS Employer
    diction of in-               File Number)               Identification No.)
     corporation)


                One GBC Plaza
             Northbrook, Illinois                                  60062
             --------------------                                  -----
   (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code (847) 272-3700
                                                   --------------


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                            Form 8-K Current Report
                          For the Month of July, 1998



Item 5.  Other Events.

         On July 6, 1998 the Registrant announced that it had completed the sale of the business and substantially all of the assets of its U.S. RingBinder
Corp. subsidiary. This transaction represents the Registrant's exit from the business of manufacturing and distributing metal ring elements which are used in looseleaf binders and similar products. Proceeds from the sale of this business will be used to reduce outstanding debt of the Registrant.

         A one-time pre-tax charge related to the sale ranging from $2.9 million to $3.5 million, or $0.11 - $.13 net per diluted share, will be recorded in the Registrant's earnings for the second quarter ended June 30, 1998.

Item 7.  Exhibits.

     1.  Press Release of July 6, 1998.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       General Binding Corporation
                                       ---------------------------
                                               (Registrant)


Date: July 9, 1998                     /s/ Steven Rubin
                                       ---------------------------
                                       Steven Rubin,
                                       Vice President, Secretary
                                       and General Counsel